Exhibit 10.4

Date: Oct. 18, 2004

Shenyang Maryland International Industrial Co., Ltd

Stock Right Transfer Agreement

Stock Right Transfer Agreement

This agreement is signed by following parties:

Party A: Jiang Fang, a natural person with Chinese nationality and with full civil rights capacity as well as civil capacity.

ID No.: 210102551028441

Address 14-6 Nanjing South Street 10th Section Heping District, Shenyang

Party B: Jiang Peng, a natural person with Chinese nationality and with full civil rights capacity as well as civil capacity.

ID No.: 210105630516431

Address: 56 Chongshan Zhong Road Huanggu District, Shenyang

Party C: Duan Jingshi, a natural person with Chinese nationality and with full civil rights capacity as well as civil capacity.

ID No.: 210105520914433

Address: 3 Huanghe Avenue 5th Section Huanggu District, Shenyang

Party D: Li Guanghua, a natural person with Chinese nationality and with full civil rights capacity as well as civil capacity.

ID No.: 210103600419421

Address: 4262 Honggong Lane Huigong Street 2nd Section Shenhe District, Shenyang

Party E: Wang Lirong, a natural person with Chinese nationality and with full civil rights capacity as well as civil capacity

ID No.: 210103630913362

Address: 242 No. 75 Shi’er Wei, Road Shenhe District, Shenyang

Party F: Hongkong Silverstrand International Holding Limited, a limited liability company which is legally set up in Hong King and can effectively exist.

Address: Unit A-C 20/F Neich Tower 128 Gloucester Road, Wan Chai, Hong Kong

Legal Representative: Yun Hong

Post Board Chairman

Nationality Chinese

Whereas:

I. Shenyang Maryland International Industrial Co, Ltd (hereinafter referred to as Maryland Industrial) is a Sino-foreign joint venture that ratified by Shenyang Foreign Economic and Trade Committee and legally founded on Dec 15, 1989; on Dec 19, 2002 by the ratification of Shen Foreign Economic & Trade Capital [2002] No. 696 document, it changed into domestic-invested company whose company legal person business license registration No. is 2101022190025. Address is 69 Heping North Avenue Shenyang; registered capital is RMB4l.5 million Yuan, among which Party A contributes RMB3.6105 million Yuan and holds 87% stock of Maryland Industrial; Party B contributes RMB4.15 million Yuan and holds 10% stock of Maryland Industrial; Party C contributes RMB0.415 million Yuan and holds 1% stock of Maryland Industrial; Party D contributes RMB0.415 million Yuan and holds 1% stock of Maryland Industrial; Party E contributes RMB0.415 million Yuan and holds 1% stock of Maryland Industrial.

II. Party A, Party B, Party C, Party D and Party E are willing to transfer the whole 100% stock of Maryland Industrial that they hold to Party F by the stipulations of this agreement according to the relevant arrangement made by Party A, Party B, Party C, Party D and Party E with Party F.

III. Party F agrees to accept totally 100% stock right of Maryland Industrial that held by Party A, Party B, Party C, Party D and Party E.

Hereby, after amity negotiation between every party of this agreement, Party A, Party B, Party C, Party D, Party E and Party F sign the following agreement on the matters of stock right transfer between them in order to make individual’s right and obligation clear.

Article I. Transfer Stock Right

1. The “Stock Right Transfer” that referred in this agreement means the 100% contribution of Maryland Industrial’s whole registered capital and all of relevant rights, interests as well as obligations hold by Party A, Party B, Party C, Party D and Party E that willing to transfer to Party F.

2. Party A, Party B, Party C, Party D and Party E agree to transfer to Party F by the articles and conditions in this agreement, whereas Party F also agree to accept the transfer stock that hold by Party A, Party B, Party C, Party D and Party B by the articles and conditions in this agreement.

3. The transfer stock proportion of Party A, Party B, Party C, Party D and Party E are as follows:

Party A transfer 87% of the stock right to Party F

Party A transfer 10% of the stock right to Party F

Party A transfer 1% of the stock right to Party F

Party A transfer 1% of the stock right to Party F

Party A transfer 1% of the stock right to Party F

4. Every party of this agreement agree that from the moment of stock right transfer is completed as stipulated in article 3 on, Party F then become legal holder of Maryland company’s transferred stock right, and enjoy the rights entitled by China’s law and bear corresponding obligations, whereas Party A, Party B, Party C, Party D and Party E no longer enjoy and bear any rights and obligations related to transferred stock right, but have the obligation of assisting Party F finish relevant change registration and other necessary legal procedure.

5. After the completion of the stock right transfer in this agreement, Party A, Party B, Party C, Party D and Party E will no longer hold the stock right of Maryland Industrial, whereas the whole stock right of Maryland Industrial will be held by Party F, that is Maryland Industrial will change form domestic-invested limited liability company to solely foreign-invested company.

Article II. Stock Right Transfer Consideration and Payment Mode

1. Every party of the agreement agrees that the consideration of the stock right that transferred to Party F from Party A, Party B, Party C, Party D and Party E is RMB 41.5 million Yuan (“Transfer Consideration”).

2. The above transfer consideration should be paid by transferee by following payment mode, that is:

Party F pays RMB36.105 million Yuan to Party A

Party F pays RMB4.15 million Yuan to Party B

Party F pays RMB0.415 million Yuan to Party C

Party F pays RMB0.415 million Yuan to Party D

Party F pays RMB0.415 million Yuan to Party E

3. Party F agrees to pay the whole transfer consideration to transferor in the mode of spot exchange.

4. The transfer consideration should be paid by installments to the transferor within 1 year by Party F after the delivery of stock right transfer completed, which is stipulated in article 3 of this agreement.

Article III. Delivery Date of Transferring Stock Right and Mode

After the subscription of this agreement, every party agrees to adopt (but no limite to) following procedures to complete the stock right transfer in this agreement, and complete the delivery of the stock right transfer:

1. According to the stipulations of company constitution, the directors of Maryland Industrial pass the decision that ratifies the transfer of stock right transfer mentioned in this agreement;

2. After stock right transfer, Maryland Industrial become solely foreign-invested limited liability company Party F draft out new company constitution to reflex the transfer of stock right transfer of this agreement;

3. Liaoning Foreign Economic & Trade Cooperation Department ratify the stock right transfer of this agreement, meanwhile issue new certificate of approval of foreign-invested enterprise;

4. Maryland Industrial applies for carrying out change registration to relevant industry and commerce administration agencies, hands in original company legal person business license for cancellation, draws new legal person business license for foreign-invested enterprise.

5. Every party agrees that under the prerequisite of previous mentioned conditions achieved completely and this agreement formally take effect, the date on which Maryland Industrial finish stock right change registration at industry and commerce administration department is the transfer effective date of stock right transfer mentioned in this agreement.

6. Stock Right Transfer Consideration Payment Time Pay in 3 installments, the first installment, within 6 months from the date of issuing business license, pay RMB24.9 million Yuan, the second installment, within 9 months from the date of issuing business license, pay RMB8.3 million Yuan, the rest part should be pay up within 12 months from the date of issuing business license.

Article IV. The Entitlement and Obligation of Transferee in Company Constitution

After the completion of transfer stock right deliver, Party F become the stock right holder of Maryland Industrial, and Maryland Industrial also change to solely foreign-invested company; the entitlement and obligations of Party A, Party B, Party C, Party D and Party E in former company constitution will terminated Party F will enjoy the stock rights and perform stock holder’s obligations according to the new constitution of the limited liability company that have changed to solely foreign-invested and China’s relevant laws and regulations.

Article V. Proclamation, Pledge and Promise of Transferor

When Party A, Party B, Party C, Party D and Party E sign this agreement and complete the deliver of the stock right transfer stipulated in article 3 of this agreement, Party F make proclamation, pledge and promise as follows:

1. Party A, Party B, Party C, Party D and Party E are all citizens of People’s Republic of China, with full entitlement, right and capacity to conclude and perform all obligations and responsibilities under this agreement. They have acquired all necessary ratification, admission, and authorization to sign this agreement. After this agreement is signed, it will constitute legal and effective constraint force to every party.

2. The transfer stock right form Party A, Party B, Party C, Party D and Party E to Party F has legal and full property, and the transferred stock right is pledged to have no hypothecation or any third party rights and interests;

3. Party A, Party B, Party C, Party D and Party E will prompt the board of director of Maryland Industrial to pass and ratify this agreement, as well as agree change Maryland Industrial into solely foreign-invested limited liability company;

4. 4 Party A, Party B, Party C, Party D and Party E will assist and prompt Maryland Industrial acquire the ratification of this agreement and written reply of newly founded solely foreign-invested enterprise from Liaomng Foreign Economic and Trade Cooperation Department.

5. Party A, Party B, Party C, Party D and Party E assist Party F and Maryland Industrial acquire the approval regarding company change from relevant industry and commerce administration agencies and redraw new legal person business license for solely foreign-invested company.

Article VI. The Promises, Proclamation and Pledge of the Transferee

When signing this agreement and the stock right transfer delivery is completed which stipulated in article 3 of this agreement, Party F make proclamation, pledge and promise respectively to Party A, Party B, Party C, Party D and Party E as follows:

1. Party F is a legal person of legally existing company according to Hong Kong law, with full entitlement, right and capacity to conclude and perform this agreement, it has acquired all necessary ratification, admission, and authorization to sign this agreement. After this agreement is signed, it will constitute legal and effective constraint force to Party F.

2. Pay stock right transfer consideration to Party A, Party B, Party C, Party D and Party E according to the stipulations of this agreement.

3. Will adopt all reasonable and necessary measures to assist Party A, Party B, Party C, Party D and Party E to finish the stock right transfer mentioned in this agreement.

4. Will do justice to any unfinished matters in the process of property transfer that mentioned in this agreement together with transferor by China’s law and relevant policies.

Article VII. Become Effective for the Agreement

This agreement will become effective upon signing and seal by every party after reporting and ratified by Liaonmg Foreign Economic and Trade Cooperation Department.

Article VIII. Suspension of the Agreement

This agreement may be suspended for the following reasons:

1. If tremendous change happened to the objective conditions, both parties could achieve agreement to suspend this agreement before the expiry;

2. Any party of the agreement losing the qualification of main body thus cannot keep on performing the agreement;

3. Any party of the agreement lossing the capacity of keeping on performing the agreement because of force majeure.

4. Other reasons stipulated by law that can suspend the agreement.

Article IX. Responsibilities after the Suspension of Agreement

If the fault of any parties leads to the termination of the agreement, bring damage and loss to the other party, and cause any expense, the other party preserves the right of requesting compensation for the damage and loss.

Article X. Liabilities for Breach of Contract

Every parties of this agreement should keep its promise, proclamation and pledge, and guarantee the other party will not suffer from any loss for one party/or two parties breach its promise, declaration and pledge. If any party’s breach bring loss (including economic loss and disbursal) to the other party, it is his responsibility to compensate the other party.

Article XI. Force Majeure

“Force majeure” refers to all events happened after this agreement become effective, which is unforeseeable, its occurrence and result cannot be avoided and overcame, and made one party cannot perform all or part of the obligations of this agreement.

1. The obligation of every party in this agreement can stop performing in the delay period that caused by the force majeure. If it happens, extension could be made automatically, and the extension should equal to termination period.

2. The party that suffered force majeure should write to notice the other party in paper as soon as possible, and provide effective documentary evidence of the force majeure and happen time within 15 days. The party that suffered force majeure should adopts all reasonable measures to relief the result of the force majeure as soon as possible.

3. Every party should carry out negotiation immediately when the force majeure happens, and seek a fair solution to release the result of force majeure at most.

Article XII. Applicable Law

The conclusion, effectiveness, explanation, performance and settlement of disputation are all under the jurisdiction of law of the People’s Republic of China.

Article XIII. Settlement of Disputation

Any disputation related to this agreement, or caused by implementing this agreement between any parties should at first try to be settled through amity negotiation. If the disputation can not be settled by negotiation, then any party can lodge litigation to the court that with jurisdiction.

Article XIV. Time & Place for Concluding Agreement

This agreement is concluded in City of Shenyang Lzaomng province, People’s Republic of China on Oct 18, 2004.

Article XV. Other Stipulations

1. This agreement is written in Chinese, original in octuplicate. Party A, Party B, Party C, Party D, Party E and Party F hold one copy respectively, the rest two copies submit to relevant politics department. Each original copy holds equal legal effectiveness.

2. The revision of this agreement should in written mode, and signed by every party

Page for Signature

(This page without text)

Party A, Party B, Party C, Party D, Party E and Party F specially authorize its representative to sign this agreement in faith of appointment on previously mentioned place and time.

Party A: Jiang Fang

Signature:

Party B: Jiang Peng

Signature:

Party C: Duan Jmgshi

Signature:

Party D: Li Guanghua

Signature:

Party E: Wang Lirong

Signature:

For and on behalf of

SILVERSTRAND INTERNATIONAL HOLDINGS LIMITD

Party F: SILVERSTRAND INTERNATIONAL HOLDINGS LIMITD

Signature of Authorized Representative:	Yun Hong

Authorized Signature